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                                                                     EXHIBIT 4.3

                          EDGE TECHNOLOGY GROUP, INC.
 NUMBER                                                       SHARES
E
                                                             CUSIP 279869 10 1
                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES that

is the owner of

 FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01
                                  PER SHARE OF

EDGE TECHNOLOGY GROUP, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto, to all of which the holder, by acceptance hereof, assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ PIERRE KOSHAKJI                      /s/ PIERRE KOSHAKJI

    Secretary                                President

[EDGE TECHNOLOGY GROUP, INC. SEAL]

Countersigned and Registered
                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                               (New York, N.Y.)                   Transfer Agent
                                                                   and Registrar
By


                                                              Authorized Officer